EXHIBIT 5.1




                     EATON, PEABODY, BRADFORD & VEAGUE, P.A.
                                ATTORNEYS AT LAW
                         FLEET CENTER - EXCHANGE STREET
                                  P.O. BOX 1210
                            BANGOR, MAINE 04402-1210
                            TELEPHONE (207) 947-0111
                               FAX (207) 942-3040



                                February 5, 1997

Board of Directors
Brunswick Technologies, Inc.
43 Bibber Pkwy.
Brunswick, ME 04011

Gentlemen:

         You have requested our opinion, as counsel to Brunswick Technologies, Inc. (the "Company"), with respect to certain matters in connection with a proposed public offering of 2,500,000 shares of the Company's Common Stock, $0.0001 par value (the "Shares"), 1,700,000 shares of which will be offered by the Company and 800,000 Shares of which (1,175,000 Shares if the over-allotment option is exercised in full) will be offered by North Atlantic Venture Fund, L.P. (the "Selling Shareholder"), to be underwritten by certain underwriters represented by Josephthal Lyon and Ross Incorporated and Southwest Securities (the "Underwriters"). The offering is to be made pursuant to a Registration Statement on Form S-1 (File No. 333-10721) filed with the Securities and Exchange Commission on August 23, 1996, as amended (the "Registration Statement") and a subsequent Registration Statement on Form S-1 filed with the Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (the "New Registration Statement").

         In rendering this opinion we have reviewed, among other documents, the Company's Restated Articles of Incorporation (and have assumed for purposes hereof the filing thereof with the Secretary of State of the State of Maine) and Third Restated By-Laws, each as amended to date, the proceedings of the Company's stockholders and Board of Directors relating to the authorization and issuance of the Shares, and the Underwriting Agreement to be entered into among the Company, the Underwriters and the Selling Shareholder, the form of which is filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"). We also have considered such statutes, rules and regulations as we have deemed relevant for the purposes hereof.

         Based on the foregoing, it is our opinion that:






Board of Directors
Page 2
February 5, 1997


         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Maine.

         2. The Shares to be sold by the selling shareholder are, and the Shares to be sold by the Company, when issued and sold pursuant to the Underwriting Agreement, will be, legally authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the New Registration Statement and to the reference to Eaton, Peabody, Bradford & Veague, P.A. in "Legal Matters" in the Prospectus which is incorporated by reference in the New Registration Statement.

                                   Very truly yours,


                                   /s/ Eaton, Peabody, Bradford & Veague, P.A.